                                                                   EXHIBIT 23(a)

               Consent of Independent Certified Public Accountants




The Board of Directors
The Travelers Insurance Company


We consent to the use of our reports included herein by reference and to the reference to our firm under the heading "Independent Accountants" in the Satement of Additional Information.


KPMG LLP


Hartford, Connecticut
April 9, 1999